UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2008

TRX, INC.

(Exact Name Of Registrant As Specified In Charter)

Georgia	000-51478	58-2502748
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6 West Druid Hills Drive

Atlanta, Georgia 30329

(Address of principal executive offices, including zip code)

(404) 929-6100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 29, 2008, the Compensation, Corporate Governance, and Nominating Committee (the “Committee”) of TRX, Inc. (the “Company”) established corporate performance measures under the TRX, Inc. Executive Annual Incentive Plan (the “Plan”) based on the Company’s adjusted revenue, adjusted earnings before all interest expense, taxes, depreciation and amortization (“EBITDA”), share price, revenue from the Company’s 2007 acquisition, client revenue concentration, and free cash flow for fiscal year 2008. The chief executive officer will be eligible for a performance award from 50% up to 125% of his base salary, depending on the actual performance measures attained by the Company. Other executive officers will be eligible for performance awards from 25% up to 75% of base salary, depending on the performance measures actually attained by the Company for the fiscal year. However, if the minimum performance measures established by the Committee are not met, then no performance awards will be paid to any officer under the Plan for fiscal year 2008. Performance awards may never be increased above the maximum amount established by the Committee. All awards recommended by the Committee are subject to final Board approval.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRX, INC.
(Registrant)

Date: April 30, 2008	/s/ David D. Cathcart
David D. Cathcart Chief Financial Officer